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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



                                  April 21, 1998
             ----------------------------------------------------
               (Date of Report; Date of Earliest Event Reported)



                                Organogenesis Inc.
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     Delaware
                ------------------------------------------------
                 (State or other jurisdiction of incorporation)



              1-9898                           04-2871690
    --------------------------    -----------------------------------
     (Commission File Number)      (IRS Employer Identification No.)



    150 DAN ROAD, CANTON, MASSACHUSETTS                      02021
    ------------------------------------                     -----
  (Address of principal executive offices)                 (Zip Code)



                                (781) 575-0775
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

On April 15, 1998, the Board of Directors of the Company declared a 25% Common Stock dividend (the "Stock Dividend") whereby one share of Common Stock shall be distributed on or about April 29, 1998 for each four shares of Common Stock held of record on April 22, 1998 (the "Record Date") to holders of record on the Record Date. No fractional shares of Common Stock shall be issued in connection with the Dividend, and, in lieu thereof, cash payments shall be made to the holders of such fractional amounts based upon the closing price of the Company's Common Stock on the American Stock Exchange on the Record Date. In addition, the Board voted to make appropriate adjustments in the number of shares of Common Stock (i) reserved for issuance and/or issuable under the Company's 1995 Stock Option Plan, 1986 Stock Option Plan, as amended, Amended and Restated 1991 Employee Stock Purchase Plan, 1994 Director Stock Option Plan, 1991 Director Stock Option Plan and the 1987 Stock Option granted to an Officer of the Company, and upon exercise of all outstanding options under such Plans.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits.



Exhibit No.                           Exhibit
-----------                           -------
  99.1                       Press Release, dated April 15, 1998,
                             announcing declaration of the Stock Dividend.
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                                   SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  April 21, 1998


                                        /s/ Herbert M. Stein
                                   ---------------------------------------
                                   By:     Herbert M. Stein
                                   Title:  Chairman and Chief Executive
                                           Officer (Principal Executive Officer)